Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (File No. 333-192773 and File No. 333-105525) on Form S-8 of the 401(k) Savings Plan of First Niagara of our report, dated June 22, 2016, relating to our audit of the financial statements and supplemental schedule of the 401(k) Savings Plan of First Niagara for the year ended December 31, 2015,.

Respectfully Submitted,

/s/ Insero & Co. CPAs, LLP

Insero & Co. CPAs, LLP
Certified Public Accountants

Rochester, New York
June 22, 2016